August 22, 2005


CNI Charter Funds
400 North Roxbury Drive
Beverly Hills, CA  90210

Ladies and Gentlemen:

We have acted as counsel to CNI Charter Funds, a Delaware statutory trust (the "Trust"), in connection with Post-Effective Amendment No. 27 to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission under the Securities Act of 1933 (File No. 333-16093) (the "Registration Statement") relating to the issuance by the Trust of shares of beneficial interest (the "Shares") of the AHA Limited Maturity Fixed Income Fund, AHA Full Maturity Fixed Income Fund, AHA Balanced Fund, AHA Diversified Equity Fund and AHA Socially Responsible Equity Fund, each a series of the Trust (collectively, the "Funds").

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

(a) the Trust's Certificate of Trust as filed with the Delaware Secretary of State on October 28, 1996, the First Amendment thereto as filed with the Delaware Secretary of State on February 11, 1998 and the Second Amendment thereto as filed with the Delaware Secretary of State on April 27, 1999, certified to us by an officer of the Trust as being true and complete on the date hereof;

(b) the Trust's Agreement and Declaration of Trust dated October 25, 1996 (the "Declaration of Trust"), certified to us by an officer of the Trust as being true and complete on the date hereof;

(c) the Bylaws of the Trust dated October 25, 1996, certified to us by an officer of the Trust as being true and complete on the date hereof;

(d) resolutions of the Trust's Board of Trustees adopted on April 5, 2005 authorizing the establishment of the Funds and the issuance of the Shares, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

(e) the Registration Statement; and


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CNI Charter Funds
August 22, 2005
Page 2


(f) a certificate of an officer of the Trust concerning certain factual matters relevant to this opinion.

Our opinion below is limited to the federal law of the United States of America and the statutory trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code (the "Delaware Statutory Trust Act") and the case law interpreting the Delaware Statutory Trust Act as reported in Delaware Laws Affecting Business Entities (Aspen Publishers, Inc., 2005 Spring Edition) as updated on Westlaw through September 30, 2005. We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the statutory trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for consideration at their net asset value on the date of their issuance in accordance with statements in the Registration Statement and in accordance with the Declaration of Trust, (ii) all consideration for the Shares will be actually received by the Trust, and
(iii) all applicable securities laws will be complied with, then it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable by the Trust.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

We hereby consent to (i) the reference of our firm as Legal Counsel in the Registration Statement, and (ii) the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,


                                  /s/ Paul, Hastings, Janofsky & Walker LLP